Exhibit 99.1

Nephros Announces Preliminary Results for Fourth Quarter and Fiscal Year 2021 and

Revenue Guidance for 2022

Anticipates Record Full-Year Net Revenue of $10.4 Million, a 21% Year-Over-Year Increase and Fourth

Quarter Revenue of $2.8 Million, an 18% Year-Over-Year Increase;

Provides 2022 Guidance of $13.0 Million to $13.5 Million in Annual Revenue

SOUTH ORANGE, NJ, January 11, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced preliminary results for the fiscal year ended December 31, 2021.

Net revenue for 2021 is expected to be $10.4 million, the highest in the company’s history and a 21% increase over 2020. Net revenue for the quarter ended December 31, 2021 is expected to be $2.8 million, an 18% increase over the quarter ended December 31, 2020.

“We are entering 2022 from our strongest position ever,” said Andy Astor, President and Chief Executive Officer. “Our revenue in fiscal 2021 was the best in the company’s history, slightly exceeding our pre-pandemic revenue. We anticipate significant growth in all of our business segments and will issue a letter to stockholders later this week with additional detail on our expectations for 2022.”

Mr. Astor continued, “We are also pleased to reinstate our practice of providing revenue guidance, as we promised to do. We anticipate 2022 revenue to be in the range of $13.0 million to 13.5 million, representing revenue growth of 25–30% over 2021. Also, to better conform to standard business practices, we will no longer issue preliminary results announcements such as this press release. Except in unusual circumstances, we will instead continue to provide standard summary quarterly and fiscal year financial press releases along with our filings with the Securities and Exchange Commission on Forms 10-Q and 10-K.”

Nephros ended the fourth quarter with approximately $7 million in cash on a consolidated basis.

The company will announce its fourth quarter and fiscal 2021 results on Wednesday, February 23, 2022, after market close and host a conference call that same day at 4:30 PM ET.

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management. For more information about Nephros, please visit www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected revenue for the quarter and year ended December 31, 2021, expected future revenue growth and the timing of such growth, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com